UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2012

 Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2012, we amended the collaborative development program (CDP) agreement that we had entered into with Elpida Memory, Inc. (Elpida) in May 2008 to develop and improve certain advanced memory products. Prior to this amendment the Elpida agreement was supplemented and/or amended in August 2008, January 2009, May 2009 and July 2010.

This amendment confirms that a certain CDP Developed Technology (“First Fee Triggering Technology”) shall be first utilized in a certain product (“First Product”) on Jan. 1, 2013 (“First Fee Trigger Date”). In accordance with the terms of the existing agreement, in consideration for utilization of the First Fee Triggering Technology in the First Product, Elpida shall pay us an annual fee (“First Annual Contribution Fee”) for a fixed period (“First Annual Contribution Fee Period”) in periodic installments. The amendment modifies the timing of the payment schedule for the periodic installments during the First Annual Contribution Fee Period.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: January 2, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer